Exhibit 99
Report on Form 8-K




                          AMENDMENT NO. 2 TO GUARANTEE

     This Amendment No. 2 to that certain Guarantee, dated April 3, 1996, as amended by Amendment No. 1 thereto, dated as of November 18, 1998 (The "Guarantee"), in respect of certain obligations of Tiffany & Co. Japan Inc., Japan Branch ("Borrower"), to American Family Life Assurance Company of Columbus, Japan Branch ("Lender"), is made as of this 15 day of October, 1999.

                                    RECITALS

     WHEREAS, Borrower desires to refinance certain outstanding Japanese Yen bank debt by entering into a (Y)5,500,000,000 lending facility with The Fuji Back, Ltd., which is expected to bear interest at the Yen Libor rate plus 50 basis points, adjustable semi-annually, with final maturity of five years from the date of the initial drawdown (the "Fuji Facility");

     WHEREAS, Tiffany & Co. ("Guarantor") would guarantee Borrower's obligations under the Fuji Facility;

     WHEREAS, because the Fuji Facility is a variable-rate lending arrangement, Guarantor and Borrower desire to enter into an interest rate swap transaction with The Chase Manhattan Bank in the notional amount of up to (Y)5.5 Billion whereby Borrower would pay a fixed rate of interest on the notional amount on a semi-annual basis in exchange for the receipt of variable-rate payments on the same dates (the "Interest Rate Swap Arrangement"); and

     WHEREAS, Guarantor and Borrower believe that the Interest Rate Swap Arrangement is complimentary to their businesses and is for the sole purpose of managing and protecting against Borrower's exposure to interest rate fluctuations under the Fuji Facility.

                                    AGREEMENT

     Except as otherwise provided herein capitalized terms used herein which are not defined herein shall have the meanings set forth in the Guarantee.

     In consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Guarantor and Lender hereby agree as follows:

     1. Section 13(m)(iv) of the Guarantee is hereby amended to delete in its entirety and to replace it with the following:

          "(iv)  Indebtedness  of  the  Borrower,   which  Indebtedness  may  be
     guaranteed by the Guarantor and/or Tiffany International; and"

     2. Lender acknowledges and agrees that the Interest Rate Swap Arrangement is a permissible Derivative Transaction under the terms of Section 13(n) of the Guarantee.




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     3. This Amendment shall become effective  immediately upon the signature by each of Borrower, Guarantor and Lender. In all other respects, the Agreement and the Guarantee shall remain in full force and effect.

     4. Each of Borrower and Guarantor hereby (a) reaffirms and admits the validity, enforceability and continuation of the Agreement and the Guarantee and
(b) agrees and admits that as of the date hereof it has no valid defenses to or offsets against any of their respective obligations thereunder.

     5. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charge.

     6. This Amendment shall be governed by and interpreted in accordance with the laws of Japan and hereby incorporates the provisions of Sections 16(a) and 16(b) of the Guarantee.


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     The parties have caused this  Amendment No. 2 to be duly executed as of the date first written above.


                           TIFFANY & CO. JAPAN INC., Japan Branch


                           By:   /s/ James N. Fernandez
                               ________________________________________
                                 Name: James N. Fernandez
                                 Title:Vice President



                           TIFFANY & CO.


                           By:   /s/ James N. Fernandez
                               ________________________________________
                                  Name: James N. Fernandez
                                  Title:Executive Vice President-
                                        Chief Financial Officer



                           AMERICAN FAMILY LIFE ASSURANCE COMPANY OF
                             COLUMBUS, Japan Branch


                           By:   /s/ Hitoshi Une
                                ________________________________________
                                  Name:  Hitoshi Une
                                  Title: Executive Vice President








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